UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)     July 21, 2006     (July 17, 2006)
Park National Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500

(Address of principal executive offices)	(Zip Code)
(740) 349-8451

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05 – Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
     On and effective July 17, 2006, the Board of Directors of Park National Corporation (“Park”) approved amendments to Park’s Code of Business Conduct and Ethics (the “Code”). The Code was amended in the following manner:
▪	The Code was amended to clarify under what circumstances an employee could accept appointment as a fiduciary or co-fiduciary in any trust, estate, agency, guardianship or custodianship of a client.

▪	The Code was amended to indicate that any collusion with competitors concerning the pricing of bank services, interest rates or otherwise engaging in any activity that has the effect directly, or indirectly, of lessening competition, is not permitted.

▪	The Code was amended to indicate that employees should portray Park in the best possible manner when communicating with clients, friends, neighbors and any current or potential clients.

▪	The Code was amended to clarify that employees cannot use Park’s property, equipment or funds to support a campaign for public office.

▪	The Code was amended to indicate that only designated representatives of Park may discuss any aspect of Park’s business with the news media or investment community.
     A copy of the amended Code is filed as Exhibit 14 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 9.01 – Financial Statements and Exhibits.
     (a.) Not applicable
     (b.) Not applicable
     (c.) Not applicable
     (d.) Exhibits. The following exhibit is being filed with this Current Report of Form 8-K:

Exhibit No.	Description
14	Code of Business Conduct and Ethics as amended July 17, 2006
[Remainder of page intentionally left blank;
signature on following page.]

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: July 21, 2006	By:	/S/ John W. Kozak John W. Kozak
Chief Financial Officer

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated July 21, 2006
Park National Corporation

Exhibit No.	Description
14	Code of Business Conduct and Ethics as amended July 17, 2006

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